SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): August 2, 2006

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

Not Applicable
______________________________________________ (Former name or former address, if changed since last report)

Item 8.01  Other Events

Yesterday, in the Chicken Litter Litigation disclosed in the Company's 10Q filing for the period ending June 30, 2006, the Company's motion for summary judgment was denied and the chicken farmers' motion for summary judgment was granted. As a result, the Company will be the sole defendant in the first trial scheduled to commence in September, 2006. The ruling on the motions for summary judgment issued by the court yesterday will apply to 18 of the approximately 175 total plaintiffs and could later be expanded to apply to further plaintiffs.

While the Company can give no assurance of the outcome of these matters, it continues to believe that it will be able to present credible scientific evidence that its product is not the cause of any injuries the plaintiffs may have suffered. Yesterday's ruling does not effect the statements made in the Company's 10Q filing as it relates to insurance coverage for this litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Robert Wrobel
Name: Robert Wrobel Title: Executive Vice President and CLO

Date: August 3, 2006